                                                                    EXHIBIT 99.1


CONTACTS:
John Gappa                                 Joel Reuter
Senior Vice President and CFO              Dir., Strategic Global Communications
Universal Hospital Services, Inc.          Hill-Rom Company
(952) 893-3292                             (812) 934-7422

            UNIVERSAL HOSPITAL SERVICES, INC. PURCHASES NARCO MEDICAL
                           SERVICES FROM HILL-ROM CO.

          BLOOMINGTON, Minn. -- October 26, 2001/PR Newswire--Universal Hospital Services, Inc. (UHS) stated today that it purchased Narco Medical Services from Hill-Rom, a Hillenbrand Industries company, for a purchase price of approximately $8.1 million.

         Narco Medical Services outsources medical equipment and services primarily to rural, acute healthcare facilities from seven locations in the Midwest. Narco has recently developed an Equipment Lifecycle Services program that provides customers with assistance in planning for and acquiring equipment, repair and maintenance, obsolescence analysis and remarketing services.

         David Dovenberg, UHS President and CEO, states, "Narco has been a well-respected competitor in the upper Midwest and we are very excited to have Narco become part of the UHS family. Narco and UHS share the same commitment to quality, value and service. We share a value system based on honesty, integrity and open communication in both internal and external relationships. This acquisition solidifies our operations and presence in the Midwest. We are also pleased to have Tim Travis, General Manager of Narco, join UHS as Vice President of Equipment Lifecycle Services."

         "The sale of Narco Medical Services to UHS is consistent with Hill-Rom's focus to pursue businesses that are essential to our long term growth strategy centered on patient care," said Ernest Waaser, Hill-Rom President and CEO. "As part of our strategic initiatives, we determined that the best option for Narco was to combine with a strong national partner in medical equipment outsourcing. The sale to UHS is an excellent outcome for both Narco customers and employees."

         Based in Bloomington, Minnesota, Universal Hospital Services is a leading nationwide provider of movable medical equipment to more than 5,200 acute care hospitals and alternate site providers through its equipment outsourcing programs. These programs provide a comprehensive range of support services, including equipment delivery, training, technical and educational support, inspection, maintenance and complete documentation. Universal Hospital Services currently operates through 61 district offices and 12 regional service centers, serving customers in 50 states and the District of Columbia.

         Hill-Rom, headquartered in Batesville, Ind., is a leader in the worldwide healthcare community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, infant warmers, incubators furniture, communication systems, surgical columns, medical gas management systems, modular headwalls and lighting systems. Hill-Rom employs over 6,000 people worldwide. Hillenbrand Industries Inc., also headquartered in Batesville, is a publicly traded company for three wholly owned business serving the funeral services and healthcare industries.

         Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: We believe statements in this release looking forward in time involve risks and uncertainties. The following factors, among others, could adversely effect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: the Company's history of net losses and substantial interest expense since its 1998 recapitalization; the Company's need for substantial cash to operate and expand its business as planned; the Company's substantial outstanding debt and high degree of leverage and the continued availability, terms and deployment of capital, including the Company's ability to service or refinance debt; restrictions imposed by the terms of the Company's debt; the Company's ability to effect change in the manner in which healthcare providers traditionally procure medical equipment; the Company's relationships with certain key suppliers and any adverse developments concerning these suppliers; the Company's ability to renew contracts with group purchasing organizations; the Company's ability to acquire adequate insurance to cover claims; adverse regulatory developments affecting, among other things, the ability of our customers to obtain reimbursement of payments made to the Company; changes and trends in customer preferences, including increased purchasing of movable medical equipment; difficulties or delays in our continued expansion into certain markets and developments of new markets; additional credit risks in increasing business with home care providers and nursing homes; consolidations in the healthcare industry; unanticipated costs or difficulties or delays in implementing the components of our strategy and plan and possible adverse consequences relating to our ability to successfully integrate recent acquisitions; effect of and changes in economic conditions, including inflation and monetary conditions; actions by competitors; and the availability of and ability to retain qualified personnel. These and other risk factors are detailed in the Company's Securities and Exchange Commission filings.